Exhibit 10.1

PRIMAL SOLUTIONS, INC.

2006 STOCK OPTION PLAN

PRIMAL SOLUTIONS, INC., a Delaware corporation (the “Company”), hereby establishes and adopts the following 2006 Stock Option Plan (the “Plan”).

RECITALS

WHEREAS, the Company desires to encourage high levels of performance by those individuals who are key to the success of the Company or any subsidiary of the Company, to attract new individuals who are highly motivated and who will contribute to the success of the Company and to encourage such individuals to remain as officers and/or employees of the Company and its subsidiary by increasing their proprietary interest in the Company’s growth and success.

WHEREAS, to attain these ends, the Company has formulated the Plan embodied herein to authorize the granting of options to purchase shares of the Company’s common stock (“Options”) to those persons (each such person a “Participant”) whose judgment, initiative and efforts are, have been, or are expected to be responsible for the success of the Company or any subsidiary of the Company.

NOW, THEREFORE, the Company hereby constitutes, establishes and adopts the following Plan and agrees to the following provisions:

ARTICLE 1.

PURPOSE OF THE PLAN

1.1.  Purpose.  The purpose of the Plan is to assist the Company in attracting and retaining selected individuals to serve as officers and employees of the Company who will contribute to the Company’s success and to achieve objectives which will inure to the benefit of the stockholders of the Company through the additional incentive inherent in the ownership of the Company’s common stock, par value $.01 per share (the “Shares”).  Options granted under the Plan will be “nonqualified stock options.”

ARTICLE 2.

SHARES SUBJECT TO OPTIONS

2.1.  Number of Shares.  Subject to the adjustment provisions of Section 5.5 hereof, the aggregate number of Shares which may be issued under Options under the Plan shall not exceed eight million (8,000,000) Shares.  No Options to purchase fractional Shares shall be granted and no fractional shares shall be issued under the Plan.

2.2.  Shares Subject to Terminated Options.  The Shares covered by any unexercised portions of terminated, canceled or expired Options, Shares forfeited and Shares subject to any Options which are otherwise surrendered by the Participant without receiving any payment or other benefit with respect thereto (including, without limitation, for satisfaction of applicable tax-withholding obligations) may again be subject to new Options under the Plan.  In the event the purchase price of an Option is paid in whole or in part through the delivery of Shares, the number of Shares issuable in connection with the exercise of the Option shall not again be available for the grant of Options under the Plan.

2.3.  Character of Shares.  Shares delivered under the Plan may be authorized and unissued Shares or Shares acquired by the Company, or both.

ARTICLE 3.

ELIGIBILITY AND ADMINISTRATION

3.1.  Participants.  Participants eligible to receive Options (“Optionees”) shall consist of such key officers or employees of the Company as the Committee (hereinafter defined) shall select from time to time.  The Committee’s designation of an Optionee or Participant in any year shall not require the Committee to designate such person to receive Options in any other year.

3.2.  Administration.  (a)  The Plan shall be administered by a committee (the “Committee”) consisting of not fewer than two directors of the Company, as designated by the Board of Directors.  The Board of Directors may remove from, add members to, or fill vacancies in the Committee.  Unless otherwise determined by the Board of Directors, each member of the Committee is intended to be a “Non-Employee Director” within the meaning of Rule 16b-3 (or any successor rule) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder.  If no Committee shall be established by the Board of Directors, the term “Committee” shall refer to the Board of Directors.

(b)           The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it may deem appropriate for the conduct of meetings and proper administration of the Plan.  All actions of the Committee shall be taken by majority vote of its members.  The Committee is also authorized, subject to the provisions of the Plan, to make provisions in various Options pertaining to a “change of control” of the Company and to amend or modify existing Options.

(c)           Subject to the provisions of the Plan, the Committee shall have authority, in its sole discretion, to interpret the provisions of the Plan and any

Option thereunder and, subject to the requirements of applicable law, including Rule 16b-3 of the Exchange Act, to prescribe, amend, and rescind rules and regulations relating to the Plan or any Option thereunder as it may deem necessary or advisable.  All decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its shareholders, directors and employees, and Participants and their beneficiaries.

ARTICLE 4.

OPTIONS

4.1.  Grant of Options.  The Committee shall determine, within the limitations of the Plan, those key officers and employees of the Company to whom Options are to be granted under the Plan, the number of Shares that may be purchased under each such Option, the option price and other terms of each such Option.  All Options shall be authorized by the Committee and shall be evidenced in writing by option agreements (“Option Agreements”) in such form and containing such terms and conditions as the Committee shall determine that are not inconsistent with the provisions of the Plan.  The granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option.  Any individual may hold more than one Option granted pursuant hereto at the same time.

4.2.  Option Price.   The option exercise price per each Share purchasable under any Option granted under the Plan shall be determined from time to time by the Committee, and need not be uniform for all Participants or all Options.

4.3.  Option Period.  The period for which an Option is exercisable shall be set by the Committee and shall not exceed ten years from the date such Option is granted.  After the Option is granted, the option period may not be reduced, subject to expiration due to termination of employment.

4.4.  Exercise of Options.  Vested Options granted under the Plan shall be exercised, if at all, by the Optionee thereof (or by his or her executors, administrators, guardian or legal representative) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased.  Full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or by certified check or bank check or wire transfer of immediately available funds, or (ii) by other consideration deemed acceptable by the Committee or the Board in its sole discretion. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe.  In no event may any Option granted hereunder be exercised for a fraction of a Share.  The Company shall effect the transfer of Shares purchased pursuant to an Option as soon as practicable, and, within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company.  No person exercising an Option shall have any of the rights of a holder of Shares subject to an Option until certificates for such Shares shall have been issued following the exercise of such Option.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

4.5.  Non-Transferability.  Except as determined by the Committee and expressly set forth in an Option Agreement, no Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution and all Options shall be exercisable, during the Participant’s lifetime, only by the Participant.  Any attempt to transfer any Option, except as specifically provided herein, shall be void, and no such Option shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Option, nor shall it be subject to attachment or legal process for or against such person.

4.6.  Fair Market Value.  The “Fair Market Value” of a Share as of a specified date shall mean the price established by the Committee in good faith from time to time.

ARTICLE 5.

GENERALLY APPLICABLE PROVISIONS

5.1.  Termination of Employment.  Unless the Committee otherwise determines, in the event of the termination of employment with the Company or any subsidiary of the Company of an Optionee for any reason (other than death or disability as provided below), any Option(s) granted to such Optionee under this Plan and not previously exercised or expired, to the extent vested on the date of such termination or separation, shall be exercisable as of such termination for a period not to exceed three months after the date of such termination or separation, provided, however, that in no instance may the term of the Option, as so extended, exceed ten years from the date of grant.

5.2.  Death.  In the event an Optionee dies while employed by the Company, any Option(s) held by such Optionee and not previously expired or exercised shall, to the extent exercisable on the date of death, be exercisable by the estate of such Optionee or by any person who acquired such Option by bequest or inheritance, at any time within one year after the death of the Optionee, unless the Option is earlier terminated pursuant to its terms, provided, however, that in no instance may the term of the Option, as so extended, exceed ten years from the date grant.

5.3.  Disability.  In the event of the termination of employment with the Company due to total disability, the Optionee, or his guardian or legal representative, shall have the unqualified right to exercise any Option that has not expired or been previously exercised and that the Optionee was eligible to exercise as of the first date of total disability (as determined by the Committee), at any time within one year after such termination or separation, unless earlier terminated pursuant to its terms, provided, however, that in no instance may the term of the Option, as so extended, exceed ten years from the date of grant.  The term “total disability” shall, for purposes of this Plan, be defined in the same manner as the term “disability” is defined in Section 22(e)(3) of the Code.

5.4.  Terms of Grant.  Notwithstanding anything in this Plan to the contrary, the Committee may grant an Option under such terms and conditions as may be provided in the Option Agreement given to the Optionee and the Committee has the discretion to modify the terms and conditions of an Option after grant as long as no rights of the Participant are impaired, provided, however, that in no instance may the term of the Option, as so extended, exceed ten years from the date of grant.

5.5.  Adjustments.  In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event affects the Shares with respect to which Options have been or may be issued under the Plan, such that an adjustment is determined in good faith by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as the Committee may deem equitable, adjust any or all of (i) the number and type of Shares that thereafter may be made the subject of Options, (ii) the number and type of Shares subject to outstanding Options, and (iii) the grant or exercise price with respect to any Option, or, if deemed appropriate, make provision for a cash payment to the holder of any outstanding Option; provided, in each case, that no such adjustment shall be authorized to the extent that such adjustment would cause such Options to become subject to Section 409A of the Code, or any successor provisions; and provided further, that the number of Shares subject to any Option denominated in Shares shall always be a whole number.  In the event of any reorganization, merger, consolidation, split-up, spin-off, or other business combination involving the Company (each, a “Reorganization”), the Committee may cause any Option outstanding as of the effective date of the Reorganization to be canceled in consideration of a cash payment made to or an alternate award (whether from the Company or another entity that is a party to the Reorganization), or a combination thereof, the holder of such canceled Award substantially equivalent in value to the fair market value of such canceled Option.  The determination of fair market value for this purpose shall be made by the Committee in its sole discretion.

5.6.  Amendment and Modification of the Plan.  The Committee may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law.  In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of an Optionee or a Participant under any Option previously granted, without such Optionee’s or Participant’s consent.

5.7.  Validity of Options.  The validity of any grant of Options made pursuant to this Plan shall remain in full force and effect and shall not be affected by the compliance or noncompliance with Section 162(m) of the Code or Rule 16b-3 of the Exchange Act.  It is intended that no Option granted under the Plan shall be subject to any interest or additional tax under Section 409A of the Code.  In the event that Section 409A is amended after the date hereof, or guidance is promulgated that would make an Option under the Plan subject to such interest or additional tax under Section 409A, then the terms and conditions of the Plan shall be interpreted and applied, and if necessary, amended, to avoid the imposition of such interest or additional tax.

ARTICLE 6.

MISCELLANEOUS

6.1.  Tax Withholding.  The Company shall have the right to make all payments or distributions made pursuant to the Plan to an Optionee or Participant net of any applicable federal, state and local taxes required to be paid as a result of the grant of any Option, the exercise of any Option or any other event occurring pursuant to this Plan.  The Company shall have the right to withhold from wages or other payments otherwise payable to such Optionee or Participant such withholding taxes as may be required by law, or to otherwise require the Optionee or Participant to pay such withholding taxes.  If the Optionee or Participant shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Optionee or Participant or to take such other action as may be necessary to satisfy such withholding obligations.  In satisfaction of the requirement to pay required withholding taxes, the Optionee or Participant may make a written election, which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares then issuable to the Optionee pursuant to the Plan, having an aggregate fair market value equal to the required withholding taxes, as determined by the Committee in good faith.

6.2.  Right of Discharge Reserved.  Nothing in the Plan nor the grant of an Option hereunder shall confer upon any employee or other individual the right to continue in the employment of the Company or affect any right that the Company may have to terminate the employment of (or to demote or to exclude from future Option grants under the Plan) any such employee or other individual at any time for any reason.  Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit with respect to an Option in the event of termination of an employment or other relationship even if the termination is in violation of an obligation of the Company to the Optionee or Participant.

6.3.  Unfunded Plan.  Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds.  The Plan shall not establish any fiduciary relationship between the Company and any Optionee, Participant or other person.  To the extent any Optionee or Participant holds any rights by virtue of any grant made under the Plan, such rights shall constitute general unsecured liabilities of the Company and shall not confer upon any participant any right, title, or interest in any assets of the Company.

6.4.  Legend.  All certificates for Shares delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

6.5.  Other Conditions.  If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to any option is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, and the right to any Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.  Upon termination of any such period of suspension, any Option affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to Shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

6.6.  Dissolution or Liquidation.  In the event of the dissolution or liquidation of the Company, the Committee shall notify each Optionee and Participant as soon as practicable prior to the effective date of such proposed transaction.  The Committee in its sole discretion may permit an Optionee to exercise an Option until ten days prior to such transaction with respect to all vested and exercisable Shares covered thereby and with respect to such number of unvested Shares as the Committee shall determine.  To the extent an Option has not been previously exercised, the Option shall terminate automatically immediately prior to the consummation of the proposed action.

6.7.  Severability.  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.  If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

6.8.  Effective Date of Plan; Termination of Plan.  The Plan shall be effective on the date of the adoption of the Plan by the Board of Directors.  Awards may be granted under the Plan at any time and from time to time after the effective date of the Plan and on or prior to July 28, 2016, on which date the Plan will expire.  With respect to Options then outstanding under the Plan, such outstanding Options shall remain in effect until they have been exercised or terminated, or have otherwise expired.

6.9.  Nature of Payments.  All Options made pursuant to the Plan are in consideration of services performed for the Company.  Any income or gain realized pursuant to Options under the Plan constitutes a special incentive payment to the Optionee and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company, except as may be determined by the Committee or by the Board of Directors of the Company.

6.10.  Captions.  The captions in this Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

6.11.  Successors and Assigns.  This Plan shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Company and the Participants.

6.12.  Governing Law.  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware (without regard to the principles of conflicts of laws which might otherwise apply) and shall be construed accordingly.